Exhibit 99.27


                            STOCK TRANSFER AGREEMENT

                                    BETWEEN
                                    -------

                                SAN JOAQUIN BANK
                                ----------------

                                      AND
                                      ---

                   CONTINENTIAL STOCK TRANSFER & TRUST COMPANY
                   -------------------------------------------

This Agreement states the terms under which Continental Stock Transfer & Trust Company will provide Transfer Agency and Registrar and services for the common stock of San Joaquin Bank.

A.              TERM
                ----
                This Agreement shall have a term of THREE (3) YEARS, beginning on, October 1, 2005.

B.              FEE
                ---
                The fee for the services listed in Section C provided in this Agreement will be as indicated below. Fees presume approximately 400 registered holders.

                $600.00 US MONTHLY ADMINISTRATIVE FEE
                (The fee for the first month of services will be waived; out-of-pockets will be charged as incurred.)

C.              SERVICES
                --------
                Continental Stock Transfer will provide the services listed below. NO REASONABLE LIMITATIONS ARE BEING PLACED ON THE NUMBER OF TRANSACTIONS COVERED BY THIS AGREEMENT, EXCEPT AS NOTED. SERVICES WILL INCLUDE:

o Shareholder listings, including alphabetic, zip code, geographical, or share range analysis
o  Certificate detail reports showing all shares issued and surrendered
o Address labels and other material, including insertion of enclosures for shareholder mailings of annual and quarterly reports

ACCOUNT MAINTENANCE:

                o  Annual Administrative Services as Transfer Agent
                o  Annual Administrative Services as Registrar
                o Maintaining shareholder accounts, including processing of new accounts
                o  Processing other routine file maintenance adjustments
                o Posting all transactions, including debit and credit certificates to the stockholder file
                o  Responding to shareholder inquiries

CERTIFICATE ISSUANCE:

                o  Certificate issuance, cancellation and registration
                o  Processing option requests including DWAC services
                o  Daily Transfer Reports
                o  Processing NYC window items
                o  Combining certificates into large denominations
                o Maintaining stop transfers, including the placing and removing of same

MAILING, REPORTING AND MISCELLANEOUS SERVICES:

                o  Mailing the quarterly report, if required
                o  Supplying shareholder labels, as requested
                o  Providing full shareholder listings, as requested
                o  Providing statistical reports, as requested
                o  Providing mailing labels, as requested
                o Coding "multiple" accounts at a single household to suppress mailing of reports to same

ANNUAL MEETING SERVICES:

                o  Preparing an Annual Meeting Record Date listing
                o  Preparing the proxy card
                o  Enclosing and mailing the Annual Report with Proxy material
                o  Receiving, opening and examining returned proxies
                o  Curing defective proxies
                o  Providing proxy lists containing voting results
                o  Tabulating returned proxies
                o  Verifying broker bills

DISTRISUTION SERVICES: (annual dividend)

                o Preparing and mailing the annual dividend along with any enclosure
                o  Preparing a disbursement journal
                o Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement of such to each stockholder
                o Preparing and filing annual withholding return and payments to government of income taxes withheld from non-resident aliens (Form 1042)
                o Coding "undeliverable" accounts to suppress mailing dividend checks to same
                o Processing and recordkeeping of accumulated uncashed dividends
                o  Replacing lost checks
                o Providing photocopies of canceled checks when requested (banking fee is an out-of-pocket)
                o  Furnishing requested dividend information to stockholders

INTERNET SERVICES: (Optional at $25.00 monthly)

         No agent offers a more complete package of Internet services. CONTINENTALINK provides benefits to company personnel involved with shareholder and stock-related matters. Internet communications with shareholders offers an efficient method of dispersing information while it fosters cost savings through reduced postage and materials usage. Shareholders expect and appreciate the convenience of having access to their stock holdings' information.

               CONTINENTALINK COMPLETE INVESTOR RELATIONS PACKAGE
               --------------------------------------------------

         This service, which is available 24/7, allows the shareholder "self serve", PIN secured access to individual records to review holdings, dividends, DRP participation and other matters. The service provides a convenient and efficient web answer to many questions, which may be currently handled over the telephone or in writing. Our entire web package offers e-mail, access to basis forms, tax forms and other materials, including DRP information.

Shareholders may also consent to receive Annual Meeting and other materials over the web, and thus promote great money-savings opportunity for the corporation.

                   CONTINENTALINK SERVICES - FOR CORPORATIONS
                   ------------------------------------------


This service allows the company access to complete stock issue information; it also provides "universal PIN secured access" to all individual shareholder account records. This service is excellent for any corporation that wishes to assist shareholders/employees with questions about holdings or to monitor security related issues.

An excellent and very extensive reporting capability is included with this package. Corporations may receive both scheduled and "ad hoc" Excel formatted reports over the Internet. These can be structured to meet a variety of informational sort parameters.

Proxy Services  - Two Proxy services are available.
--------------

VOTING ON THE INTERNET THROUGH CONTINENTALINK
$.05 per position voted

TELEPHONIC PROXY VOTING
$300.00 one-time set-up fee, plus $.25 per call

Note: The above per item charges are less than return postage charges that would be incurred by using traditional mail.

D.              ITEMS NOT COVERED
                -----------------
                Services not stated under "Standard Services" will be billed separately at a rate negotiated or at a fee listed in Continental's Fee Schedule. A one-time conversion fee will be applied. Out-of-pocket expenses will be billed as incurred.

E.              CONTRACT ACCEPTANCE
                -------------------
                By means of affixing an authorized signature the parties indicate acceptance of the terms and conditions of this Agreement.


SAN JOAQUIN BANK                        CONTINENTAL STOCK TRANSFER &
                                        TRUST COMPANY



By:  /s/                                  /s/
   ---------------------------------    ------------------------------------


Title: Senior Vice President                    VICE PRESIDENT
       -----------------------------    ------------------------------------

Date:  September 20, 2005                       5-1-06
       -----------------------------    ------------------------------------

Issued:  April 14, 2005
Revised: August 8, 2005